Public Service Company of New Mexico
414 Silver Ave. SW
Albuquerque, NM 87102-3289
EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. § 1350, AS ADOPTED PURSUANT TO § 906 OF THE
SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K for the period ended December 31, 2025, for Public Service Company of New Mexico (“Company”), as filed with the Securities and Exchange Commission on February 27, 2026 (“Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)the Report fully complies with the requirements of § 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	February 27, 2026	By:	/s/ Joseph D. Tarry
Joseph D. Tarry
President and Chief Executive Officer
Public Service Company of New Mexico

		By:	/s/ Henry E. Monroy
Henry E. Monroy
Senior Vice President and Chief Financial Officer
Public Service Company of New Mexico